UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, Greg Freitag retired from his position as General Counsel of Axogen, Inc. (the “Company”) and Brad Ottinger was hired to assume the position of General Counsel and Chief Compliance Officer. Mr. Freitag will continue as a member of the Company’s Board of Directors and assumed the role of Special Counsel during a transition period expected through October 2020. The change was not a result of any disagreement between Mr. Freitag and the Company and was initiated by Mr. Freitag for personal reasons. In connection with Mr. Freitag’s retirement as General Counsel and assumption of his role as Special Counsel, on June 1, 2020, the Company and Mr. Freitag entered an amendment to Mr. Freitag’s employment agreement setting forth the terms of the transition (the “Freitag Employment Agreement Amendment”). Pursuant to the Freitag Employment Agreement Amendment, Mr. Freitag’s title was changed from General Counsel to Special Counsel, and his duties were changed to a transitional and support role.

In connection with his employment and appointment as the Company's General Counsel and Chief Compliance Officer, Mr. Ottinger entered into an Executive Employment Agreement with Axogen Corporation, a wholly owned subsidiary of the Company (“AC”), dated as of June 1, 2020 (the “Ottinger Employment Agreement”), that provides for at-will employment. Under the Ottinger Employment Agreement, Mr. Ottinger will receive a base salary of $369,000 (to be reviewed on an annual basis), which as an executive officer pursuant to the Company’s cost mitigation initiative is immediately reduced by 20% until such initiative is rescinded, and is eligible to participate in AC's current bonus program and to receive benefits afforded to other executive officers. For 2020, Mr. Ottinger’s bonus under the bonus program will be pro-rated based on his start date and he will have a target rate set at 50% of his base salary subject to conditions established by the Company’s Board of Directors. Mr. Ottinger also received a $25,000 signing bonus and reimbursement for relocation expenses up to $50,000.

On June 1, 2020, Mr. Ottinger was granted, pursuant to the Company’s 2019 Long Term Incentive Plan (“LTIP”), an incentive stock option (the “Option”) to purchase 67,000 shares of the Company's common stock. The Option has a ten-year term, an exercise price of $9.72, which is equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Option grant date, and is subject to the terms of the Company’s form of Incentive Stock Option Agreement (the “Option Agreement”). The Option will vest as to 50% of the shares after two years and 12.5% every six months thereafter until fully vested, provided that Mr. Ottinger has been continuously employed through each such vesting date; provided, however, that the Option shall automatically accelerate and become fully exercisable in the event that, following a Change in Control (as defined in the Ottinger Employment Agreement), Mr. Ottinger is terminated without “Substantial Cause” (as defined in the Ottinger Employment Agreement) within 6 months of the Change of Control or he resigns for “Good Reason” (as defined in the Ottinger Employment Agreement) within 3 months of the Change of Control.

In addition, Mr. Ottinger was granted performance stock units (the “PSUs” and each, a “PSU”) representing 14,500 shares of the Company’s common stock (the “PSU Shares”) pursuant to the LTIP and the Company’s form of PSU agreement (the “PSU Agreement”) that will vest up to 150% based on continued service and attainment of certain gross revenue targets. On February 15, 2022, the Compensation Committee of the Board of Directors of the Company will make a determination of the total number of PSU Shares that will vest based on the actual performance of the Company. Once the number of PSU Shares has been determined, 33.33% will vest on each of February 15, 2022 and February 15, 2023 and 33.34% will vest on February 15, 2024, provided that Mr. Ottinger has been continuously employed through each vesting date as to the particular number of PSU Shares vesting. In the event of a “Change in Control” (as defined in the PSU Agreement), the vesting of all or a portion of the PSUs shall accelerate.

Mr. Ottinger was also granted restricted stock units (the “RSUs” and each, a “RSU”) representing 31,000 shares of the Company’s common stock (the “RSU Shares”) pursuant to the LTIP and the Company’s form of RSU agreement (the “RSU Agreement”) that will vest over 4 years, with 50% vesting on the second anniversary of the date of grant and 25% of the total shares granted vesting every anniversary thereafter for the next two years, provided that Mr. Ottinger has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in the RSU Agreement), the vesting of all or a portion of the RSUs shall accelerate.

In the event Mr. Ottinger’s employment is terminated by AC without Substantial Cause or he resigns for Good Reason following a Change in Control (both terms as defined in the Ottinger Employment Agreement), he will be entitled to, provided that Mr. Ottinger executes, does not revoke, and complies with the terms of, a separation, waiver and release agreement that releases the Company from any and all claims with respect to all matters arising out of or related to Mr.

Ottinger’s employment by the Company and the termination thereof, a severance payment consisting of: (A) 12 months of then-current base salary; (B) an amount equal to any bonuses paid to Mr. Ottinger during the 12-month period prior to termination of employment; and (C) continued health coverage for up to 12 months, subject to certain conditions set forth in the Ottinger Employment Agreement.

In the event Mr. Ottinger’s employment is terminated by AC without Substantial Cause prior to a Change in Control, he will be entitled to, provided that Mr. Ottinger executes, does not revoke, and complies with the terms of, a separation, waiver and release agreement that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Ottinger’s employment by the Company and the termination thereof, a severance payment consisting of: (A) 12 months of then-current base salary (provided, however, that if such termination is within 6 months of the date of the Ottinger Employment Agreement, the severance payment shall only be equal to 6 months of then-current base salary); (B) an amount equal to any bonuses paid to Mr. Ottinger during the 12-month period prior to termination of employment; and (C) continued health coverage for up to 12 months, subject to certain conditions set forth in the Ottinger Employment Agreement.

Prior to joining Axogen, Mr. Ottinger, age 50, most recently served as the Vice President, General Counsel, Chief Administrative Officer and Secretary of MicroPort Orthopedics Inc. (“MicroPort”), a wholly owned subsidiary of Shanghai-based MicroPort Scientific Corporation (“MicroPort Scientific”) a manufacturer of total hip and knee implants, from October 2017 to January 2020. From March 2015 until October 2017, Mr. Ottinger served as MicroPort’s Vice President, Legal, Compliance and Human Resources, having joined MicroPort as Associate General Counsel in January 2014. From March 2015 until his departure, Mr. Ottinger also served as a member of MicroPort Scientific’s Intercontinental Executive and Intercontinental Orthopedics Committees. Mr. Ottinger joined MicroPort following his tenure with Buckeye Technologies Inc., where from December 2011 to January 2014 he served as Associate General Counsel, providing a breadth of legal services to the enterprise, with a primary focus on corporate transactions.  Prior to joining Buckeye Technologies, Mr. Ottinger concentrated his private practice in securities law/litigation and corporate transactions with both an international and domestic focus and used that foundation to develop expertise in corporate compliance and ethics with which he maintains professional certifications. Prior to attending law school, Mr. Ottinger worked with Accenture (formerly Andersen Consulting) as a Management Consultant and with First Horizon Bank (formerly First Tennessee Bank) in Human Resources delivering management development programs and managing succession planning. Mr. Ottinger holds a J.D. from Washington University in St. Louis, an M.Ed. from Vanderbilt University, and a B.A. in Liberal Arts from the Pennsylvania State University.

Mr. Ottinger does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company or AC. Mr. Ottinger has not engaged in any transactions with the Company or AC that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There are no arrangements or understandings between Mr. Ottinger and any other person(s) pursuant to which Mr. Ottinger was appointed as the Company's General Counsel and Chief Compliance Officer.

The foregoing descriptions of the Ottinger Employment Agreement and the Freitag Employment Agreement Amendment are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 28, 2020, the Company held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to act upon the matters described in detail in the Company’s 2020 Proxy Statement dated April 17, 2020. Of the 39,738,767 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 34,622,676 shares were voted.

The proposals submitted to the shareholders at the Annual Meeting were as follows:

●Proposal 1 — the election of the nominees to the Company’s Board of Directors (the “Board”);

●Proposal 2 — the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

●Proposal 3 — an advisory vote to approve the compensation of the Company’s named executive officers.

At the Annual Meeting, the Company’s shareholders elected each director nominee to the Board and ratified the appointment of Deloitte & Touch LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2020. The shareholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement. The final voting results for each proposal, including the number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, are set forth below.

Proposal No. 1: Election of Directors:

Nominee	For	Withhold	Broker Non-Votes
Karen Zaderej	30,186,756	562,711	3,873,209
Gregory Freitag	29,941,318	808,149	3,873,209
Quentin S. Blackford	28,591,018	2,158,449	3,873,209
Dr. Mark Gold	30,559,356	190,111	3,873,209
Alan M. Levine	30,283,046	466,421	3,873,209
Guido Neels	30,244,643	504,824	3,873,209
Robert Rudelius	30,494,483	254,984	3,873,209
Amy Wendell	30,463,912	285,555	3,873,209

Proposal No. 2: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
34,535,467	31,192	56,017	-

Proposal No. 3: Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as presented in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Votes
29,697,799	938,464	113,204	3,873,209

Item 8.01 Other Events.

On June 1, 2020, the Company issued a press release announcing Mr. Ottinger’s appointment as the Company's General Counsel and Chief Compliance Officer. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
**10.1	Executive Employment Agreement, dated as of June 1, 2020, by and between Axogen Corporation and Brad Ottinger
**10.2	Amendment No. 5 to Employment Agreement, dated as of June 1, 2020, by and between Greg Freitag and Axogen, Inc.
99.1	Axogen, Inc. Press Release, dated June 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

** Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: June 1, 2020	By:	/s/ Brad Ottinger
Brad Ottinger
General Counsel and Chief Compliance Officer